UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

WORDLOGIC CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-32865	88-0422023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 West Pender St., Suite 230 Vancouver, BC Canada	V6E 4A4
(Address of principal executive offices)	(Zip Code)

(604) 257-3660

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On June 8, 2016, Wordlogic Corporation (the “Company”) received the resignation of Frank Evanshen from all of his positions with the Company, including President, CEO and as Director.

Mr. Evanshen’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices

On June 8, 2016, a majority of the shareholders of the Company, by written consent resolution, appointed Les Hughbanks, John Goodman and Ian Dowding to the Company’s Board of Directors. Mr. Dowding will serve as the Chairman of the Board. In addition, on June 8, 2016, the Board of Directors of the Company appointed Ian Dowding as President and Chief Executive Officer.

Since November 2007, Mr. Dowding has been a Director of Goldthorpe Investments Inc, a private company. Mr. Dowding has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

John Goodman has been retired for the past 5 years and has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Since 1997, Les Hughbanks has been the President and Chief Executive Officer of Hunter International Trading Company, Inc., a private company. Mr. Hughbanks has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Messers. Hughbanks, Goodman and Dowding will serve as the Company’s Directors and officer until their duly elected successor is appointed or they resign. There are no arrangements or understandings between Messers. Hughbanks, Goodman and Dowding and any other person pursuant to which they were selected as an officer or director. There are no family relationship between Messers. Hughbanks, Goodman and Dowding and any of the Company’s officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORDLOGIC CORPORATION

Date: June 13, 2016	By:	/s/ Les Hughbanks
Les Hughbanks, Director

1